                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                       AMERICAN COUNTRY HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                       AMERICAN COUNTRY HOLDINGS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

AMERICAN COUNTRY HOLDINGS INC.
________________________________________________________________________________








                                 April 22, 1998




Dear Stockholder:

     American Country Holdings Inc.'s ("Holdings") annual meeting of stockholders will be held at 10:00 a.m. local time on Friday, May 22, 1998, at The Downtown Association, 60 Pine Street, New York, New York 10005.

     The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in Holdings' products and markets.

     It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                           Sincerely,

                                           /s/ Martin L. Solomon

                                           Martin L. Solomon
                                           President and Chief Executive Officer




________________________________________________________________________________
222 N. LASALLE STREET - SUITE 1600 * CHICAGO, ILLINOIS 60601 * TEL: (312) 456-2000 * FAX: (312) 456-2020

AMERICAN COUNTRY HOLDINGS INC.
________________________________________________________________________________





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1998

     The annual meeting of stockholders of American Country Holdings Inc., a Delaware corporation (the "Company"), will be held at The Downtown Association, 60 Pine Street, New York, New York, at 10:00 a.m. local time, on Friday, May 22, 1998, for the following purposes:

      (1)  To elect five directors of the Company for the ensuing year.

      (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ended December 31, 1998.

      (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

           The close of business on April 17, 1998 has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of the Company's Common Stock on that date will be entitled to vote.

           WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                           By Order of the Board of Directors,

                                           William J. Barrett
                                           Secretary

April 22, 1998

________________________________________________________________________________
222 N. LASALLE STREET - SUITE 1600 * CHICAGO, ILLINOIS 60601 * TEL: (312) 456-2000 * FAX: (312) 456-2020

                         AMERICAN COUNTRY HOLDINGS INC.

                            222 NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60601

                        _____________________________

                               PROXY STATEMENT

                       ______________________________

     This proxy statement and the enclosed proxy card are being mailed on or about April 22, 1998, to stockholders of American Country Holdings Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting (the "Meeting") of stockholders to be held on May 22, 1998, and any adjournments thereof.

     The total cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and other employees of the Company, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on April 17, 1998, the record date for determining stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were 32,009,438 shares of Common Stock outstanding and entitled to vote. All of the outstanding shares of Common Stock are entitled to vote on all matters which properly come before the Meeting, and each stockholder will be entitled to one vote for each share of Common Stock held.

     Each proxy that is properly signed and received prior to the Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the five nominees for director listed in this Proxy Statement and FOR ratification of the appointment of Coopers & Lybrand L.L.P. A stockholder that has given a proxy may revoke such proxy at any time before it is voted at the Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

     A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether or not a quorum is present at the Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as representing shares present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Meeting. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Broker non-votes are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Meeting, because they are not considered votes cast.

     The five nominees for director who receive the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company. The vote required for ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the year 1998 is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 17, 1998, the ownership of Common Stock and Common Warrants by each director of the Company, by each of the Named Officers (as defined below under "EXECUTIVE COMPENSATION"), by all current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock or the Common Warrants. The Common Stock is the Company's only outstanding class of voting securities. The information set forth in the table as to directors and officers is based upon information provided to the Company by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o American Country Holdings Inc., 222
N. LaSalle Street, Chicago, Illinois  60601.



                             Common Stock              Common  Warrants(A)
                       ---------------------------------------------------------
Name and Position of                 Percent of
  Beneficial Owner     Ownership(1)   Class(2)   Ownership   Percent of Class(2)
---------------------  ------------  ----------  ----------  -------------------
Martin L. Solomon       8,000,343      24.99       14,705             *
Wilmer J. Thomas, Jr.   8,000,343      24.99         --              --
Frontier Insurance
Group, Inc.(3)          8,000,343      24.99         --              --
William J. Barrett        610,540(4)    1.90      100,468(5)         4.88
Edwin W. Elder             36,300(6)     *           --              --
Peter H. Foley(7)           1,500        *           --              --
Herbert M. Gardner        411,844(8)    1.28       35,410(9)         1.72
James P. Byrne             19,075(10)    *           0               --
All directors and
executive officers
as a group (7
persons)               17,079,945      53.35      150,583            7.32


____________________________
(A)  Common Warrants are not entitled to vote.

(1) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(2)  Percentages less than one percent are indicated by an asterisk.

(3) The address of Frontier Insurance Group, Inc. is 915 Lake Louise Marie Road, Rockhill, New York 12775.

(4) Includes 381, 480 shares owned by Mr. Barrett's qualified plan, 120,214 shares beneficially owned of record by Mr. Barrett's spouse, with respect to which Mr. Barrett disclaims beneficial ownership.

(5) Includes 44,117 warrants owned by Mr. Barrett's qualified plan and 17,646 warrants owned by Mr. Barrett's spouse.

(6) Includes 36,300 shares which may be acquired upon exercise of outstanding options.

(7) Mr. Foley is currently an Executive Vice President of Frontier Insurance Company, a position he has held since October 1996. Frontier Insurance Company is a wholly owned subsidiary of Frontier Insurance Group, Inc.

(8) Includes 234,240 shares held by Mr. Gardner's qualified plan, 8,333 shares held by Mr. Gardner's IRA and 34,969 shares beneficially owned of record by Mr. Gardner's spouse, with respect to which Mr. Gardner disclaims beneficial ownership.

(9) Includes 22,058 warrants held by Mr. Gardner's qualified plan and 7,352 warrants held by Mr. Gardner's spouse.

(10) Includes 18,075 shares which may be acquired upon exercise of outstanding options.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Five members of the Board of Directors are proposed to be elected at the Meeting to serve until the 1999 annual meeting and until their successors have been elected and qualified. Each of the nominees is currently a director of the Company and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

     Set forth below is information as to each nominee for director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     MARTIN L. SOLOMON, 61, was elected a director and Chairman of the Board of Directors of the Company in July, 1997. Mr. Solomon also serves as the President and Chief Executive Officer of the Company. From 1986 to 1996, Mr. Solomon was a director and Vice Chairman of Great Dane Holdings, Inc., formerly in the businesses of manufacturing truck trailers and automobile stampings, taxicab company operations and, through American Country Insurance Company, property and casualty insurance. Mr. Solomon is a director of the following publicly- held corporations: XTRA Corporation, a transportation equipment leasing company, DLB Oil & Gas, Inc., an oil exploration and production company, Hexcel Corp., a manufacturer of composites, and Telephone and Data Systems, Inc., a diversified telecommunications company.

     WILLIAM J. BARRETT, 58, has served as a director of the Company since January 1992. Mr. Barrett also has served as the Secretary of the Company since August 1992. Mr. Barrett has been employed as a Senior Vice President of
Janney Montgomery Scott Inc., an investment banking firm, for more than five years. Mr. Barrett is a director of the following publicly-held corporations:
Supreme Industries, Inc., a specialized truck body manufacturer;

and TGC Industries, Inc., a provider of geophysical services to the oil and gas industries.

     EDWIN W. ELDER, 55, was elected a director of the Company in July, 1997. Mr. Elder also serves as Executive Vice President and Chief Operating Officer of the Company. Mr. Elder also has served as President and a director of American Country Insurance Company since 1993. From 1985 to 1993, he served as Senior Vice President of Operations for Employers' Health Insurance Company and IDS Property Casualty. Mr. Elder has 28 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army, where he attained the rank of captain. He is a CPU (Chartered Property & Casualty Underwriter) and an FLMI (Fellow Life Management Institute).

     PETER H. FOLEY, 50, was elected a director of the Company in July, 1997. Mr. Foley has been Executive Vice President of Frontier Insurance Company since October 1996, and from June 1995 to October 1996, served as a Vice President of Frontier. Mr. Foley served as Vice President of Aegis Security Insurance Company from September 1993 to June 1995, as Executive Vice President and co-founder of Connecticut Surety Insurance Company from May 1993 to September 1993, and as Senior Vice President of E.W. Blanch, Inc. from November 1991 to May 1993. Mr. Foley has served in various executive officer positions in the insurance industry for more than 22 years.

     WILMER J. THOMAS, JR., 71, was elected as a director of the Company in July, 1997. Mr. Thomas is a private investor and financial consultant. From 1986 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane Holdings,Inc., formerly in the businesses of manufacturing truck trailers and automobile stampings, taxicab company operations and, through American Country Insurance Company, property and casualty insurance.

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has a standing Audit Committee that consists exclusively of nonemployee directors. The Audit Committee meets with the Company's independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Herbert M. Gardner (Chairman) and, Messrs. Foley and Thomas. (Mr. Gardner is not standing for reelection as a director.) The Audit Committee met four times during fiscal 1997.

     The Board of Directors has a standing Compensation Committee that consists exclusively of nonemployee directors. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee currently consists of Mr. Barrett (Chairman) and Messrs. Foley and Gardner. The Compensation Committee met four times during fiscal 1997.

     The Board of Directors serves as the nominating committee for directors.

     The Board of Directors held four meetings during fiscal 1997. No director attended fewer than 75 percent of the meetings of the Board of Directors or any committee on which he served.

COMPENSATION OF DIRECTORS

     Messrs. Barrett and Gardner each receives a monthly retainer fee of $1000 for his services as a director. Messrs. Barrett and Gardner each also receives $500 plus travel expenses for each Board of Directors meeting that he attends. The other directors of the Company have waived all fees, but are reimbursed for their out-of-pocket expenses.

EXECUTIVE OFFICERS

     The following table lists all non-director executive officers of the Company. Officers are elected to serve until their successors are duly elected and qualified.


Name            Age  Position with the Company and Business Experience
--------------  ---  -----------------------------------------------------------

James P. Byrne  57   Mr. Byrne serves as the Treasurer, Chief Financial Officer and Vice President of the Company. Mr. Byrne has served as the Vice President and Controller of American Country
                     Insurance Company, the Company's principal subsidiary, since 1988. He has over thirty years of experience in the insurance industry. From 1984 to 1988, Mr. Byrne served as President and Treasurer of Fairlin Associates/Reliable
                     Insurance Company and from 1971 to 1984 served as Treasurer of State Security Insurance Company in Chicago.
                     Mr. Byrne is a member of the Society of Insurance
                     Accountants and Insurance Accounting and Systems
                     Association.



                             EXECUTIVE COMPENSATION

     Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended December 31, 1997, 1996 and 1995, for the Chief Executive Officer, executive officers of the Company and certain executive officers of American Country Insurance Company (collectively, the "Named Officers").

                                            SUMMARY COMPENSATION TABLE
                                            --------------------------
                                                                               Long-Term
                                               Annual Compensation           Compensation
                                        ---------------------------------  -----------------
                                                                                 Stock
           Name and             Fiscal                       Other Annual       Options       All Other
     Present Position(1)         Year     Salary     Bonus   Compensation  (# of Shares) (2)  Compensation(3)
------------------------------  ------  ----------  -------  ------------  -----------------  --------------------
Martin L. Solomon, President     1997                 --          --              --                   --
and Chief Executive              1996                 --          --              --                   --
Officer(4)                       1995   $_________    --          --              --                   --

Edwin E. Elder, Executive        1997      193,600  130,000       --              --                 13,842
Vice President and Chief         1996      180,000  75,000        --              --                 17,938
Operating Officer                1995      155,833   75,00        --              --                 14,775

James P. Byrne, Treasurer,
Chief Financial Officer and      1997      120,500  55,000        --              --                 7,327
Vice President                   1996      113,700  37,730        --              --                 7,374
                                 1995      107,800  37,730        --              --                 5,688
Daniel R. DeLeo, Executive       1997     $125,100  47,000        --              --                 7,015
Vice President of American       1996      118,000  38,850        --              --                  551
Country Insurance Company        1995      111,000  38,850        --              --                 4,759

Robert S. Silver, Vice
President- Marketing             1997     $119,700  43,625        --              --                 9,369
of American Country              1996      112,900  37,625        --              --                 8,627
Insurance Company                1995      107,500  37,625        --              --                 8,021

Patrick Lynch, Vice President-   1997     $107,100  42,000        --              --                 5,061
Claims of American Country       1996      101,000  33,250        --              --                 5,736
Insurance Company                1995       95,000  33,250        --              --                 4,532


_________________________________
(1) Mr. William J. Barrett, Secretary of the Company, does not receive any compensation for his services as Secretary.

(2) The Company did not grant any stock options during the fiscal year ended December 31, 1997.

(3) The compensation reported represents expense reimbursement, car allowance and travel allowance and, in the case of Mr. Elder, supplemental life insurance.

(4) Mr. Solomon's tenure as President and Chief Executive Officer of the Company began in July, 1997. Mr. Solomon does not receive any salary or other compensation for his services as President and Chief Executive Officer.

OPTION GRANTS IN 1997

     In connection with the change in ownership of the Company in July 1997, the Company obtained a Stock Option Plan (the "Plan"), as amended, under which options to purchase up to a maximum of 750,000 shares of common stock may be granted to officers and other key employees. Stock options granted under this Plan, which may be either incentive stock options or nonqualified stock options for federal income tax purposes, expire up to ten years after the date of grant and become exercisable over a three-year period. Employee who have left the Company have 90 days to exercise their options.

     The Company did not grant any options during the fiscal year ended December 1997.

     All options granted in 1998 become exercisable in annual cumulative installments of 20%, commencing prior to one year from date of grant, with full vesting occurring on the fourth anniversary date of the date of grant. All options outstanding would become immediately exercisable, without regard to vesting provisions, upon the sale of the assets of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     56,000 options to purchase Common Stock were exercised at a weighted average exercise price of $1.39 during the fiscal year ended December 31, 1997.

PENSION AND RETIREMENT PLANS

     Prior to December 4, 1996, substantially all salaried employees of the Company were covered by a defined benefit pension plan sponsored by its former parent. Benefits were based on the employee's length of service and wages and benefits, as defined by the plan. The former parent's funding policy of the plan was generally to contribute amounts required to maintain funding standards in accordance with the Employee Retirement Income Security Act.

     In connection with a change in ownership of the Company in July 1997, the former parent's plan was split up and a separate defined benefit pension plan was established for the Company. Accordingly, effective December 4, 1996, substantially all salaried employees of the Company were covered by a defined benefit pension plan sponsored by the Company. Benefits and funding for the plan are consistent with the plan in which employees were previously participants.

     Effective December 31, 1997, the Company's defined benefit pension plan was frozen.

     Substantially all salaried employees of the Company who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 5% of their eligible compensation to the plan. The Company previously matched 25% of employee contributions up to a maximum of 8% of eligible compensation. Beginning in 1998, the Company matches 50% of employee contributions up to a maximum of 8% of eligible compensation.

     In addition to the defined benefit plan and the 401(k) retirement plan, substantially all salaried employees of the Company are covered by a postretirement benefit plan. The plan is noncontributory and provides medical and life insurance for employees who retire after attaining age 62 with 25 years of service.

EMPLOYMENT AGREEMENTS WITH NAMED OFFICERS

     Mr. Elder is employed as the President and Chief Executive Officer of American Country Insurance Company through June 30, 1999 pursuant to an Employment Agreement dated May 25, 1993, as amended (the "Agreement"). Pursuant to the Agreement, Mr. Elder receives an annual base salary of $180,000, with an annual cash incentive bonus, determined by the Board of Directors but not less than one percent (1%) of the net after tax earnings of American Country Insurance Company. If Mr. Elder is terminated for cause or voluntarily terminates his employment, no additional amounts are payable, but if he is terminated other than for cause, he is entitled to receive his annual base salary through the end of the term of the Agreement.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

     The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock. This report documents the components of the Company's executive officer compensation programs and describes the bases upon which compensation is determined by the Committee with respect to the executive officers of the Company, including the Named Officers.

     This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference.

     COMPENSATION PHILOSOPHY. The compensation philosophy of the Company is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

            * Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

            * Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

            * Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

            * Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and

            * strategies and encourage executive performance furtherance of the fulfillment of those objectives.

            * Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

     COMPENSATION PROGRAM COMPONENTS. The Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

           Base Salary. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

           Annual Incentives.   The Company has historically awarded cash
      bonuses to certain salaried employees (including the Named Officers) of the Company. Bonuses are based on various factors, including prior year profitability, management development and the procurement and assimilation of acquisitions.

           Stock Option Program. The Committee strongly believes that by providing those persons who have substantial responsibility over the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Committee may determine from time to time, giving them the right to purchase shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to executive officers is based on competitive practices.

     PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Martin Solomon, President and Chief Executive Officer of the Company, does not receive any compensation for his services.

        SUMMARY. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The foregoing report has been approved by all members of the Committee.

                                   Respectfully submitted,



                                   William J. Barrett
                                   Peter H. Foley
                                   Herbert M. Gardner



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Barrett, Foley and Gardner. None of the executive officers of the Company serves on the board of directors of another company in any instance where an executive officer of the other company serves on the Board of Directors.

PERFORMANCE GRAPH

     Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that the Company include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq Composite Index and either a nationally recognized industry index or an index of peer group companies selected by the Company. The Company chose the Nasdaq Industrial Index for purposes of this comparison. The following graph assumes the investment of $100 on December 31, 1993, and the reinvestment of dividends (rounded to the nearest dollar).



          NASDAQ Composite             NASDAQ Industrial       American Country
          Index                        Index                   Holdings Inc.
                                                               Common Stock
          ----------------             -----------------       ---------------
3/31/98   236.30                       168.98                  59.71

3/31/97   157.26                       126.32                  48.28

3/31/96   141.78                       127.16                  42.85

3/31/95   105.19                        99.48                 110.71

3/31/94    95.70                        96.67                 110.71

12/31/93     100                          100                    100

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998. Coopers and Lybrand L.L.P. will replace Ernst & Young LLP as the principal accountants to the Company. Ernst & Young LLP had been engaged as the principal accountants to audit the Company's financial statements effective July 29, 1997 following the Company's acquisition of the assets of American Country Insurance
Company.   Ernst & Young LLP had been the auditors of American Country Insurance
Company and its affiliates and replaced Lazar, Levine & Company LLP, which had been the principal accountants to The Western Systems Corp., the predecessor of the Company, and audited the Company's financial statements for the prior two fiscal years ended December 31, 1996. As a result of the acquisition, the financial statements of the Company were restated and accordingly Ernst & Young LLP has opined on the Company's financial statements for the fiscal years ended December 31, 1997 and December 31, 1996. The Company had no disagreement with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, but decided, upon the recommendation of its Board of Directors, to retain Coopers & Lybrand L.L.P. as the Company's independent auditors following completion of Ernst & Young LLP's audit of the Company's financial statements for the year ended December 31, 1997. As noted above, prior to the engagement of Ernst & Young LLP, the Company's prior accountants had been Lazar, Levine & Company LLP. The Company had no disagreement with Lazar, Levine & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, but in view of the acquisition by the Company of American Country Insurance Company, decided, upon the recommendation of its Board of Directors, it would be advisable to retain Ernst & Young LLP (which was then serving as the independent auditors for American Country Insurance Company) as its independent auditors effective after the closing of the acquisition of American Country Insurance Company on July 29, 1997.

     Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Coopers & Lybrand L.L.P. be submitted to stockholders for ratification due to the significance of such firm's appointment to the Company. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of Coopers & Lybrand LLC. If stockholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board of Directors will consider the appointment of other certified public accountants.

     It is expected that representatives of Ernst & Young LLP and Coopers & Lybrand L.L.P. will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                       CERTAIN INTERESTS AND TRANSACTIONS

     On April 30, 1997, the Company entered into an agreement with Frontier Insurance Group, Inc. ("Frontier") and Messrs. Barrett, Gardner, Solomon and Thomas pursuant to which the Company agreed to pay a fee to any of them (or any investment banking firm or other entity which the individual is then affiliated), if he or it introduces to the Company a merger or other acquisition transaction which he or it actively works on behalf of the Company and the transaction is closed by either of the Company's subsidiaries, American Country Insurance Company or American Country Financial Services, Corp. The fee to be paid is a percentage of the value of the transaction. The agreement also provides that if Frontier or any of Messrs. Barrett, Gardner, Solomon or Thomas introduces American Country Insurance Company to a portfolio of business which American Country Insurance Company acquires, he or it is entitled to a fee of 1% of the gross premiums written with respect to the portfolio of business over the three-year period from the acquisition. If Frontier reinsures any of the portfolio business, it is not entitled to the fee.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and
5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all such Section 16(a) reports that they file.

     Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 1997 through December 31, 1997, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to
Section 16(a).

                                 OTHER BUSINESS

     At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices on or before December 7, 1998, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                           By Order of the Board of Directors,


                                           William J. Barrett
                                           Secretary

April 22, 1998



     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SEC, WILL BE FURNISHED TO STOCKHOLDERS FREE OF CHARGE UPON WRITTEN REQUEST TO JAMES P. BYRNE, CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND TREASURER OF THE COMPANY, AT 222 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60601.

                                    PROXY
                     SOLICITED BY THE BOARD OF DIRECTORS
                        AMERICAN COUNTRY HOLDINGS INC.
                           222 NORTH LASALLE STREET
                           CHICAGO, ILLINOIS 60601

The undersigned hereby appoints Martin L. Solomon, as proxy, with power of substitution and vocation, acting by a majority of those present and voting to vote the stock of American Country Holdings Inc., (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 1998, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS.

[X] PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

1.  Election of Directors

                    WITHHOLD
       FOR          AUTHORITY
     NOMINEES  TO VOTE FOR ALL NOMINEES

      [  ]            [  ]
Election of Martin L. Solomon, William J. Barrett, Edwin W.
Elder, Peter H. Foley and Wilmer J. Thomas, Jr.

WITHHOLD AUTHORITY to
vote for the following nominee(s)__________________________



2. Ratification of Independent Auditors:    FOR     AGAINST     ABSTAIN
   Ratification of the Board of Directors'  [   ]    [   ]       [   ]
   appointment of Coopers & Lybrand L.L.P.
   as the Company's independent auditors
   for the 1998 fiscal year

                                 THIS PROXY WHEN PROPERLY EXECUTED, WILL
                                 BE VOTED IN THE MANNER DIRECTED HEREIN
                                 BY THE UNDERSIGNED.  IF NO DIRECTION IS
                                 MADE, THIS PROXY WILL BE VOTED FOR EACH
                                 NOMINEE FOR DIRECTOR AND FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR 1998.

                                 PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS
                                 PROXY.  JOINT OWNERS SHOULD EACH SIGN.
                                 TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE
                                 THE CAPACITY IN WHICH THEY ARE SIGNING.

                                 _____________________________________________
                                 Signed

                                 _____________________________________________
                                 Signed

                                 Dated:_________________________________, 1998